UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AEGON FUNDING COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	42-1489646
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.10% Subordinated Notes due 2049	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates:

333-220276

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered by this Form 8-A is hereby incorporated by reference to the descriptions that appear under the captions (i) “Description of Debt Securities” in the prospectus dated August 31, 2017 and (ii) “Description of the Subordinated Notes” in the prospectus supplement dated October 15, 2019 (the “Prospectus Supplement”), both relating to the Registrant’s Registration Statement on Form F-3 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2017 (File No. 333-220276). On October 17, 2019 the Registrant filed with the Commission pursuant to Rule 424(b)(3) the Prospectus Supplement dated October 15, 2019, relating to the 5.10% Subordinated Notes due 2049 (the “Subordinated Notes”).

Item 2. Exhibits.

Exhibit No.	Description

1.	Indenture between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and The Bank of New York Mellon Trust Company, N.A., as successor to Citibank, N.A., as trustee (1)

2.	Tenth Supplemental Indenture, dated as of October 22, 2019, among the Registrant, AEGON N.V., The Bank of New York Mellon Trust Company, N.A., as trustee, and Citibank, N.A., as paying agent (2)

3.	Form of Subordinated Note (3)

(1)	Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (File No. 333-71438) filed with the SEC on October 11, 2001.
(2)	Incorporated by reference to Exhibit 4.1 to the Form 6-K furnished with the SEC on October 22, 2019.
(3)	Incorporated by reference to Exhibit 4.2 to the Form 6-K furnished with the SEC on October 22, 2019.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEGON Funding Company LLC

Date: October 22, 2019	By:	/s/ Jay Orlandi
Name: Jay Orlandi
Title: Executive Vice President